UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 26, 2015

BANCFIRST CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 N Broadway, Oklahoma City, OK	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(405) 270-1086

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 26, 2015, the Board of Directors of the Company appointed Mr. Greg Wedel, a director of the Company, to the Audit Committee.  The Board has determined that Mr. Wedel is an audit committee financial expert as defined by applicable SEC rules. Mr. Sam Cole, and Advisory Director, will also continue to serve on the Committee as a financial expert.

In addition, on February 26, 2015, the Board of Directors of the Company adopted a policy prohibiting directors, officers and employees from engaging in any transactions to hedge or offset any decrease in the market value of equity securities of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BancFirst Corporation
(Registrant)

February 27, 2015
/s/Randy Foraker
Randy Foraker
Executive Vice President
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)